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Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Data Corporation ("the Company") pertaining to the Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees of our report dated January 28, 1999, with respect to the Company's consolidated financial statements and schedule included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                              /s/ Ernst & Young LLP



Atlanta, Georgia
December 27, 1999